                                                                   [CONFORMED AS
                                                                        ENTERED]

                                                                    EXHIBIT 99.7

GORDON & SILVER, LTD.
WILLIAM M. NOALL, ESQ.
Nevada Bar No. 3549
3960 Howard Hughes Parkway, 9th Floor
Las Vegas, Nevada 89109
Telephone: (702) 796-5555
Facsimile: (702) 369-2666
E-Mail: wmn@gordonsilver.com
     Attorneys for Debtor

                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF NEVADA

In re:
                                                      Case No: BK-S-01-20141-RCJ
ALADDIN GAMING, LLC,                                  Chapter 11
a Nevada limited liability company,

                   Debtor.                               Date: December 9, 2002
__________________________________________________/      Time: 10:00 a.m.
                                                         Courtroom:  4A

     ORDER GRANTING MOTION TO (i) APPROVE SETTLEMENT AGREEMENT AND RELEASES RESPECTING CENTRAL UTILITY PLANT LITIGATION PURSUANT TO FED. R. BANKR. P. 9019
     AND (ii) ASSUME CERTAIN AGREEMENTS RESPECTING THE CENTRAL UTILITY PLANT

         The Motion to (i) Approve Settlement Agreement and Releases Respecting Central Utility Plant Litigation Pursuant to Fed. R. Bankr. P. 9019 and (ii) Assume Certain Agreements Respecting the Central Utility Plant ("Motion") filed by Debtor in the above-captioned case was heard and considered by the Court in the ordinary course on December 9, 2002 at 10:00 a.m. William M. Noall, Esq. of Gordon & Silver, Ltd. appeared on behalf of Debtor, and other counsel's appearances are reflected in the Court's record of the proceeding.

         The Court has read and considered the Motion and the evidence in support thereof as well as the argument of counsel at the hearing on the Motion. The Court has taken judicial notice of the pleadings, papers and records in the Court's files respecting the above-captioned case and affiliated adversary proceedings, including the Central Utility Plant Litigation (as defined in the Motion).

 GORDON & SILVER, LTD.
   ATTORNEYS AT LAW
      NINTH FLOOR
3960 HOWARD HUGHES PKWY
LAS VEGAS, NEVADA 89109
    (702) 796-5555

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         The Court concludes that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334; (b) the Motion is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2); and (c) the notice of the Motion was sufficient under the circumstances.

         Therefore,

         IT IS HEREBY ORDERED, ADJUDGED AND DECREED, as follows:

          1.   The Motion is granted in its entirety.

          2. The Settlement Agreement is approved in its entirety and shall be fully binding and effective in accordance with its terms, and the parties may consummate all of the transactions provided for in the Settlement Agreement as well as in the various exhibits thereto.

          3. The assumption of the Assumed Contracts is hereby approved pursuant to Sections 365(a) and (b) of the Bankruptcy Code. As provided for in the Settlement Agreement, the Court hereby finds that the payment of the Cure Amount on the terms and in the amounts specified in the Settlement Agreement constitutes "prompt cure" pursuant to Section 365(b)(1)(A) of the Bankruptcy Code, and that Debtor shall not be required to compensate any party for actual pecuniary loss pursuant to Section 365(b)(1)(C) of the Bankruptcy Code.

          4. Any and all existing defaults or events of default under any of the Assumed Contracts are deemed cured and satisfied in full.

          5. Northwind or any of the other parties to the Settlement Agreement may cause to be recorded in the real property records of Clark County, Nevada, and specifically in respect of APN #162-21-210-004, a notice referring to the Settlement Agreement (and expressly to Section 10 of the Settlement Agreement) the ESA and the Approval and Assumption Order. Such notice shall be in a form reasonably satisfactory to Gaming and Northwind, may include the Findings and Conclusions as an exhibit thereto and shall provide that upon termination of the Lease and/or the ESA (either by their terms or in the event of an early termination), Gaming and Northwind shall take any and all actions necessary and record any and all documents necessary to cause such notice to be terminated and of no further force and effect. It shall not be necessary for Northwind or any other such party to seek or obtain relief from the automatic stay from the Gaming Bankruptcy Court in order to record such notice in the real property records.

GORDON & SILVER, LTD.
   ATTORNEYS AT LAW
      NINTH FLOOR
3960 HOWARD HUGHES PKWY
LAS VEGAS, NEVADA 89109
    (702) 796-5555

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          6.   All parties in interest who received notice of the Motion and did not timely file and serve an opposition in compliance with applicable law are hereby deemed to have consented to the granting of the Motion and entry of this Order.

          7. The Court reserves jurisdiction to enter such additional orders as may be necessary to effectuate this Order and carry out the parties' intent under the Settlement Agreement (and the exhibits thereto).

          8. Capitalized terms contained herein but not defined in this Order shall have the meanings ascribed to such terms in the Motion.

          DATED this 10 day of December, 2002.

                                                /s/ [JUDGE'S SIGNATURE]
                                                ------------------------------
                                                UNITED STATES BANKRUPTCY JUDGE

Prepared and Submitted by

GORDON & SILVER, LTD.

By: /s/ [ATTORNEY'S SIGNATURE]
    -------------------------------
     WILLIAM M. NOALL, ESQ.
     Nevada Bar No.  3549
     3960 Howard Hughes Parkway, 9th Floor
     Las Vegas, Nevada 89109
     Telephone: (702) 796-5555
     Facsimile: (702) 369-2666
        Attorneys for Debtor

GORDON & SILVER, LTD.
   ATTORNEYS AT LAW
      NINTH FLOOR
3960 HOWARD HUGHES PKWY
LAS VEGAS, NEVADA 89109
    (702) 796-5555

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